UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012 (February 6, 2012)

VRINGO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 W. 28th Street New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sales of Equity Securities.

On February 6, 2012, Vringo, Inc. (the “Company”) entered into an agreement with holders of certain of its outstanding warrants (the “Holders”), pursuant to which the Holders agreed to immediately exercise warrants to purchase 2,444,866 shares of the Company’s common stock (the “Shares”). The aggregate proceeds to be received by the Company upon the exercise of the foregoing warrants equal approximately $2.3 million. In consideration for the immediate exercise of the foregoing warrants by the Holders, the Company issued the Holders new five-year warrants to purchase an aggregate of 1,784,709 shares of common stock (the “Warrants”). The Warrants have an exercise price of $1.76 per share and are redeemable by the Company in the event its common stock exceeds $5.00 for twenty of thirty trading days. The Warrants were offered and sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2012	VRINGO, INC.

	By:	/s/ Ellen Cohl
Name: Ellen Cohl Title: Chief Financial Officer